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                                                                   Exhibit 10.15


                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (the "Agreement") is dated as of March 12, 1998, and is entered into between Asset Alliance Corporation, a Delaware corporation (the "Company"), and Jeffrey John Ervine (the "Employee").

      WHEREAS, the Company wishes to employ the Employee, and the Employee wishes to be employed by the Company as a key employee of the Company.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.    EMPLOYMENT AND TERM.

      (a) The Company hereby agrees to employ the Employee to serve as the Company's Senior Vice President and Treasurer until such time as the Board of Directors of the Company (the "Board") shall determine, in connection with the Company's initial public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "IPO"), to make Employee the Company's Chief Financial Officer (which shall in no event be later than six (6) months after completion of the IPO), and in such other executive managerial position or positions with the Company or its subsidiaries or affiliates as shall hereafter be designated by the Board, to perform such managerial duties consistent with the usual duties of an officer of his status. Such employment shall be on the terms and conditions set forth herein. The Employee hereby accepts such employment and agrees to devote substantially all of his business time to the faithful and diligent performance of the duties provided herein. Employee represents and warrants that he is a Certified Public Accountant in the State of Pennsylvania.

      (b) The term of the Employee's employment by the Company shall commence as of the date hereof and continue for a period of five years unless and until the Employee's employment is terminated pursuant to the terms hereof.

2.    COMPENSATION.

      (a) Salary. The Company shall compensate the Employee with a base salary of $175,000 per annum, commencing on the date hereof and payable in accordance with the normal payroll practices of the Company. The base salary shall be reviewed annually and may be increased (but shall not be decreased) in the sole discretion of the Board.

      (b) Discretionary Bonus. Employee shall be eligible to receive a discretionary annual bonus of up to 50% of his base salary, as determined by the Board in its sole discretion.
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      (c) Stock Options. Subject to the approval of the Company's Board, the
Company shall grant to the Employee options to purchase 150,000 shares of the Common Stock as of the date hereof on the following terms and such other terms as the Board or the Stock Option or Compensation Committee thereof may determine: (1) the options shall be exercised within ten (10) years of the date hereof; (2) the options shall vest and become exercisable in accordance with the following schedule: 50,000 shares as of the date hereof, 25,000 shares on the first anniversary of the date hereof, 12,500 shares on the second, third, fourth and fifth anniversaries of the date hereof, and 25,000 shares on the seventh anniversary of the date hereof; and (3) the exercise price shall be $10 per share.

      (d) Benefits. The Employee shall be entitled to participate in a Company sponsored 401(k) plan and any Company sponsored group health, medical, hospitalization, disability, accident and life insurance plans, all on such terms as the Board shall determine in establishing such benefit programs as promptly as is reasonably practicable after the date hereof, and such other employee benefits as the Board may hereafter make available to the executives of the Company.

      (e) Expenses. The Company shall pay or reimburse the Employee for all expenses normally reimbursed by the Company and reasonably incurred by him in furtherance of his duties hereunder including, without limitation, expenses for traveling, meals, hotel accommodations and the like upon submission by him of vouchers or an itemized list thereof prepared in compliance with such rules relating thereto as the Board may, from time to time, adopt and as may be required in order to permit such payments as proper deductions to the Company under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations adopted pursuant thereto now or hereafter in effect.

      (f) Vacations. During each year of employment, the Employee shall be entitled to paid vacations for an aggregate of the greater of (A) three weeks, or (B) such period as may be provided from time to time in the Company's vacation policy.

3.    TERMINATION.

      (a) This Agreement shall be terminated upon the happening of any of the following events: (i) on the date the Company or the Employee shall provide written notice of termination, in which event the Agreement shall be terminated on such date; (ii) upon the death of the Employee; or (iii) upon the Permanent Disability (as such term is defined in Section 3(f) hereof) of the Employee.

      (b) In the event that the Employee's employment with the Company is terminated by the Company without Cause (as defined in Section 3(e) hereof) or is terminated by the Employee for Good Reason (as defined in Section 3(g) hereof), then Employee shall continue to receive his then base salary (i) for three (3) years, if such termination occurs on or before the second anniversary of the date hereof, and (ii) for two (2) years, if such termination occurs after the


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second anniversary of the date hereof. In addition, all of the Employee's share options shall immediately vest and become exercisable, and the Employee shall have thirty (30) days to exercise such options.

      (c) In the event the Employee's employment with the Company is terminated upon the Employee's death or Permanent Disability (as such term is defined in Section 3(f) hereof), the Employee or his legal representative shall continue to receive his then current base salary for a two year period and all stock options held by Employee shall continue to vest and be exercisable (to the extent they have vested) during such period.

      (d) In the event of a termination of Employee by the Company for Cause (as defined in Section 3(e)), the Company shall not be obligated to pay Employee any compensation or benefits after the date of termination, and the Employee shall forfeit any stock options not previously exercised by him.

      (e) For purposes hereof, "Cause" shall mean any of the following: (i) the neglect, refusal, or inability of the Employee to perform his duties as an employee, to the reasonable satisfaction of the Board; (ii) a material breach of any fiduciary duty or other material dishonesty by the Employee with respect to the Company or any affiliate thereof resulting in actual material harm to the Company or such affiliate; or (iii) the conviction of the Employee for a felony.

      (f) For purposes hereof, "Permanent Disability" shall mean the total incapacitation of the Employee so as to preclude performance of the duties of his employment hereunder for an aggregate period of six months in any twelve month period.

      (g) For purposes hereof, "Good Reason" shall exist if the Company shall:
(i) be in breach of or default under any material provision of this Agreement and not cure such breach within 30 days of receiving notice of such breach from the Employee; (ii) materially change the duties of the Employee without the Employee's consent, which consent may be withheld by the Employee for any reason; (iii) reduce the Employee's base salary or benefits without the Employee's consent, which consent may be withheld by the Employee for any reason; (iv) become insolvent or bankrupt or file a voluntary or involuntary petition in bankruptcy or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or (v) undergo a Change of Control (as defined in Section 3(h) hereof).

      (h) For purposes hereof, a "Change of Control" of the Company shall have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the U.S. Securities Exchange Act of 1934), other than the Company or any subsidiary of the Company or any employee benefit plan sponsored by the Company or any subsidiary of the Company, shall become the beneficial owner (within the meaning of Rule 13d-3 under the U.S. Securities Exchange Act of
1934), directly or indirectly, of securities of the Company representing in excess of 50% of the combined voting power of the Company's then outstanding securities, or if (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board


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of Directors of the Company cease for any reason to constitute a majority of the directors thereof, unless each new director was elected by, or on the recommendation of, a majority of the directors then still in office who were directors at the beginning of such period.

      (i) In the event Employee shall become subject to the excise tax imposed by Section 4999 of the Code and any related penalties or interest (the "Excise Tax") by reason of any compensation payable to him hereunder, as determined by the Company's independent accountants on the request of Employee, the Company agrees to make an additional "gross-up" payment to the Employee in an amount such that, after payment by Employee of all taxes (including any Excise Tax, interest and penalties) imposed upon the gross-up payment, Employee shall retain an amount equal to the Excise Tax.

      (j) Employee shall have no obligation to seek to mitigate any amounts payable under this Section 3 and any amounts he receives from other employment shall not be offset against or otherwise reduce the amount due Employee hereunder.

4.    NONCOMPETITION; NONINTERVENTION.

      (a) While in the employ of the Company, the Employee agrees to devote substantially all of his time, attention and energies to the performance of the business of the Company and the Employee shall not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties as an employee of the Company, or which, even if noninterfering, may be contrary to the best interests of the Company (provided, however, that the Employee may continue his business activities involving the providing of investment management and advisory services for a cash alternative fund and involving market neutral strategies and convertible arbitrage programs or, with the Board's prior consent, any other strategy which is not in competition with the Company or its affiliates at the time such strategy commences (the "Existing Activities")).

      (b) Until two years after the termination or cessation of the Employee's employment with the Company for any reason (including termination of employment by the Company without Cause), the Employee shall not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any corporation, partnership or business organization, engage in the business of acquiring equity interests of, or otherwise investing in, investment management firms other than (i) continuation of the Existing Activities, and (ii) after termination of the Employee's employment with the Company for any reason, investing in or acting as a partner, officer, director, employee, stockholder, consultant or agent of any investment management firm in which the Employee is a principal executive officer involved in management of the business on a day-to-day basis. For a period of two years after the termination or cessation of the Employee's employment with the Company for any reason (including termination of employment by the Company without Cause)


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the Employee shall not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any corporation, partnership or business organization (A) request or cause any customer of the Company or its Affiliates who was introduced to the Company or its affiliates by the Employee to cancel or terminate any business relationship with the Company or such affiliate, or (B) solicit or otherwise cause any employee of the Company or its affiliates to terminate such employee's relationship with the Company or such affiliate.

5.    CONFIDENTIAL INFORMATION.

      (a) The Employee will not at any time, whether during or after the termination or cessation of his employment, reveal to any person, association or company any of the trade secrets or confidential information concerning the organization, business or finances of the Company so far as they have come or may come to his knowledge, except as may be required in the ordinary course of performing his duties as an employee of the Company or except as may be in the public domain through no fault of the Employee, and the Employee shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company.

      (b) The Employee agrees that during his employment he shall not make, use or permit to be used any notes, memoranda, drawings, specifications, programs, data or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. The Employee shall not, after the termination or cessation of his employment, use or permit to be used any such notes, memoranda, drawings, specifications, programs, data or other materials, it being agreed that any of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination or cessation of his employment the Employee shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

6.    BINDING EFFECT.

      This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and the Company's successors or assigns (whether resulting from any reorganization, consolidation or merger of the Company or any business to which all or substantially all of the assets of the Company are sold) and the Employee's heirs, executors and legal representatives.

7.    ENTIRE AGREEMENT.

      This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings with respect thereto and cannot be modified, amended, waived or terminated, in whole or in part, except in writing signed by the party to be charged.


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8.    ARBITRATION.

      (a) All disputes between Employee and the Company of any kind whatsoever, including, without limitation, all disputes relating in any manner to the employment or termination of Employee and all disputes arising under this Agreement, but excluding (at the Company's option) any proceedings pursuant to
Section 9, shall be resolved by arbitration ("Arbitrable Claims"). Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS.

      (b) Arbitration of Arbitrable Claims shall be in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association ("AAA Employment Rules"), except as provided otherwise in this Agreement. There shall be one arbitrator selected in accordance with the AAA Employment Rules. In any arbitration, the burden of proof shall be allocated as provided by applicable law. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. All arbitration hearings under this Agreement shall be conducted in New York, New York. The Federal Arbitration Act shall govern the interpretation and enforcement of this Section 8. The fees of the arbitrator shall be split between both parties equally.

      (c) All proceedings and all documents prepared in connection with any Arbitrable Claim shall be confidential and, unless otherwise required by law, the subject matter thereof shall not be disclosed to any person other than the parties to the proceedings, their counsel, witnesses and experts, the arbitrator and, if involved, the court and court staff.

      (d) The rights and obligations of Employee and the Company as set forth in this Section 8 with respect to arbitration shall survive the termination of Employee's employment and the expiration of this Agreement.

9.    RIGHT TO INJUNCTION.

      The Employee acknowledges and agrees that irreparable and immediate damage will result to the Company if Employee breaches his obligations under Section 4 or Section 5 hereof. In the event of a breach by the Employee of Section 4 or
Section 5 hereof, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain the Employee from the violation of such provisions. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.


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10.   INDEMNIFICATION.

      The Company shall indemnify Employee to the fullest extent permitted by law (including, without limitation, advancement of legal fees on a current basis) for all matters related to or arising from Employee's service as an officer, director and/or fiduciary of any benefit plan of the Company. The Company shall cover Employee during and after Employee's employment under the Company's director and officer liability insurance to the greatest extent afforded any senior officer and director of the Company.

11.   MISCELLANEOUS.

      (a) Amendments. No amendment, modification or waiver of any of the terms of this Agreement shall be valid unless made in writing and signed by the Employee and the Company.

      (b) Successors in Interest. All provisions of this Agreement shall survive the termination or cessation of the Employee's employment with the Company and shall be binding upon and inure to the benefit of and be enforceable by and against the respective heirs, executors, administrators, personal representatives, successors and assigns of either of the parties to this Agreement.

      (c) Waiver. The waiver by the Company of a breach of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

      (d) Notices. All notices to be given hereunder shall be in writing and personally delivered or sent certified mail, return receipt requested. Notices to be given to the Employee shall be sent to the address indicated below the Employee's signature below. Notices to be given to the Company shall be sent to Asset Alliance Corporation, 800 Third Avenue, New York, New York 10022, to the attention of Arnold L. Mintz, Executive Vice President. Notices of any changes in the above addresses shall be given to the other party in writing.

      (e) Severability. If any provision of this Agreement shall contravene any law of any particular state where the Employee shall perform services for the Company, then this Agreement shall be first construed to be limited in scope and duration so as to be enforceable in that state, and if still unenforceable, shall then be construed as if such provision is not contained herein.

      (f) Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws principles thereof.

      (g) Counterparts. This Agreement may be executed in two or more counterparts, and by each party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.




                                          ASSET ALLIANCE CORPORATION



                                          By:  /s/ Arnold L. Mintz
                                              ---------------------------------
                                          Name:    Arnold L. Mintz
                                          Title:   Executive Vice President



                                           /s/   Jeffrey John Ervine
                                          -------------------------------------
                                                Jeffrey John Ervine

                                          Employee's Address:
                                          210 East 72nd Street
                                          New York, NY 10021



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